As filed with the Securities and Exchange Commission on January 26, 2001

                                                      Registration No. 333-49104


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form SB-2

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                        AMERICAN SOUTHWEST HOLDINGS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

DELAWARE                 86-0800964                 211110
--------                 ----------                 ------
(State or other          (IRS Employer              (Primary Standard Industrial
jurisdiction of          Identification Number)     Classification Code Number)
incorporation or
organization)

                               c/o John A. Yellich
                              13545 Milwaukee Court

                            Thornton, Colorado 80241
                                 (303) 475-2929
                   (Address, including zip code, and telephone
               number, including area code, registrant's principal
                               executive offices)

                           --------------------------
                          The Corporation Trust Company
                               1209 Orange Street

                           Wilmington, Delaware 19801
                                 (302) 658-7581
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:
                               Gary R. Blume, Esq.
                              Blume Law Firm, P.C.
                     11811 North Tatum Boulevard, Suite 1025
                           Phoenix, Arizona 85028-1699

     Approximate date of commencement of proposed public offering: This registration is for the resale of securities previously sold. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section

8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

[ X ] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                         CALCULATION OF REGISTRATION FEE

Title of each                                        Proposed
class of                            Amount           Maximum           Proposed                  Amount of
Securities to                       to be            Offering Price    Maximum                   Registration
be registered                       Registered       Per Share (1)     Offering Price (1)        Fee
-------------                       ----------       -------------     ------------------        ---
Common Stock, par value $0.001,
issued for services in
April 1999                          100,000          $0.02             $2,000                    $0.53


Common Stock, par value $0.001,
underlying Regulation S Placement
Offering Dated April 1, 1999        900,000          $0.02             $18,000                   $4.75



Common Stock, par value $0.001,
underlying Regulation S
Placement Offering Dated
October 1, 1999                     570,000          $0.10             $57,000                   $15.05


Common Stock, par value $0.001,
issued for services on
October 26, 1999                    900,000          $0.10             $90,000                   $23.76


Common Stock, par value $0.001,
underlying Regulation S Placement

Offering Dated February 25, 2000    1,520,000        $0.10             $152,000                  $40.13


Common Stock, par value $0.001,
underlying Regulation S Placement

Offering Dated  May 8, 2000         2,400,000        $0.10             $240,000                  $63.36


Common Stock, par value $0.001,
underlying warrants sold in
reliance on Regulation S on

on May 8, 2000                      2,400,000        $0.15             $360,000                  $95.04

Common Stock, par value $0.001,
issued for services up to and
including August 1, 2000            1,500,000        $0.10             $150,000                  $39.60


Common Stock, par value $0.001
underlying warrants sold in
reliance on Regulation S on

August 14, 2000                     5,750,000        $0.10             $575,000                  $151.80


Common Stock, par value $0.001,
sold in reliance on Regulation S,

September 19, 2000                  1,600,000        $0.15             $240,000                  $63.36

Common Stock, par value $0.001,
underlying warrants sold in reliance

September 19, 2000                  1,600,000        $0.10             $160,000                  $42.24

TOTALS:                             19,240,000                                                   $539.62
                                    ==========                                                   =======


(1) Estimated solely for calculation of the amount of the registration fee calculated pursuant to Rule 457(c).

     The Exhibit Index appears on page 32 of the sequentially numbered pages of this Registration Statement. This Registration Statement, including exhibits, contains 112 pages.

                                   PROSPECTUS

                        9,490,000 Shares of Common Stock
                  9,750,000 Warrants for Shares of Common Stock

                        AMERICAN SOUTHWEST HOLDINGS, INC.

     This prospectus is being used to register 9,490,000 shares of common stock and 9,750,000 shares of common stock underlying 9,750,000 warrants of American Southwest Holdings, Inc. See the section entitled "Selling Securityholders" for a list of the persons and entities selling their shares upon registration of these securities.

     Our common stock is traded on the OTC Bulletin Board under the symbol "ASWT" On January 17, 2001, the closing sale price of our common stock was $0.075 per share.

                                 ---------------

SEE "RISK FACTORS" BEGINNING ON PAGE 8 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR STOCK.

                                 --------------

     Neither the Securities and Exchange Commission Nor Any Other Regulatory Body Has Approved or Disapproved of These Securities or Passed upon the Adequacy or Accuracy of this Prospectus. Any Representation to the Contrary is a Criminal Offense.

              The date of this Prospectus is _______________, 2001.

                                TABLE OF CONTENTS

Prospectus Summary                                                             6
The  Registration                                                              6
Summary Financial Information                                                  8
Risk Factors                                                                   8
Available Information                                                         13
Use of Proceeds                                                               14
Determination of Offering Price                                               14
Dilution                                                                      14
Selling Security Holders                                                      15
Plan of Distribution                                                          16
Legal Proceedings                                                             16
Directors, Executive Officers, Promoters, and Control Persons                 16
Security Ownership of Certain Beneficial Owners and Management                18
Description of Securities                                                     19
Interest of Named Experts and Counsel                                         21
Disclosure of Commission Position on Indemnification                          21
   for Securities Act Liabilities
Description  of  Business                                                     21
Management's Discussion and Analysis of Results of Operations                 24
   and Financial Condition
Description of Property                                                       27
Certain Relationships and Related Transactions                                27
Market for the Registrant's Common Equity and Related Stockholder Matters     27
Executive Compensation                                                        28
Financial Statements                                                         F-1
Experts and Legal Matters                                                     30
Changes in and Disagreements With Accountants on                              30
   Accounting and Financial Disclosure
PART III                                                                      31
Indemnification of Directors and Officers                                     31
Other Expenses of Issuance and Distribution                                   31
Recent Sales of Unregistered Securities                                       31
Exhibits and Financial Statement Schedules                                    32
Undertakings                                                                  32
Signatures                                                                    33
Power of Attorney                                                             33

                               PROSPECTUS SUMMARY

                      INFORMATION ABOUT US AND OUR BUSINESS

     We were incorporated in the state of Delaware on October 20, 1989, under the name of Cordon Corporation and we later changed our name to Ameriserv Financial Corporation. Our name was changed to Namibian Copper Mines, Inc. on July 28, 1995 and was further changed to American Southwest Holdings, Inc. on June 13, 2000. We had been involved in the development of a copper mining project in the country of Namibia until 1998, when we ceased our contributions to the development operations. We are currently evaluating oil, mining, and technology possibilities, primarily in China, while looking to other portions of the world for similar business possibilities. We have had no revenues since operations temporarily ceased in 1998 and we have accumulated deficits both from before operations halted in 1998 and since we have begun evaluating new possibilities. We currently have no executive offices and operate out of a business office and our attorney's office. Our business office is located at 13545 Milwaukee Court, Thornton, Colorado, 80241.


                                THE REGISTRATION

SECURITIES TO BE REGISTERED


     We are registering for the resale of up to 9,490,000 shares of common stock and 9,750,000 shares of common stock that are underlying 9,750,000 warrants. Upon the exercise of the warrants, the underlying shares will be sold by the respective shareholders currently holding the warrants. We will obtain future capital from the exercise of these warrants.


COMMON STOCK


Shares Issued for Services
--------------------------

Date                                Number of Shares Issued                     Price per Share
----                                -----------------------                     ---------------
April 1999                          100,000                                     $0.02
October 26, 1999                    900,000                                     $0.10
August 1, 2000                      1,500,000                                   $0.15


Shares Issued from Offerings under Rule 506
-------------------------------------------

Date                                Number of Shares Issued                     Price per Share
----                                -----------------------                     ---------------
April 4, 1999                       900,000                                     $0.02
October 1, 1999                     570,000                                     $0.10
February 25, 2000                   1,520,000                                   $0.10
May 8, 2000                         2,400,000                                   $0.10
September 14, 2000                  1,600,000                                   $0.10

All of these transactions are described in more detail in the section entitled "Recent Sales of Unregistered Securities."

COMMON STOCK WARRANTS


     The warrants being registered in this Form SB-2 are all for shares of our common stock that are to be issued upon the exercise of the warrants. A total of 9,750,000 warrants have been issued and 9,750,000 shares of common stock underlying the warrants are being registered. These warrants are all currently exercisable and all have an expiration date of June 30, 2002 and will realize a maximum of $1,117,500, if all warrants are exercised. The warrants were issued at the following exercise prices:

Purchase Date                Number of Warrants                        Exercise Price per Share
-------------                ------------------                        ------------------------
May 8, 2000                  2,400,000                                 $0.15
September 19, 2000           1,600,000                                 $0.15
August 14, 2000              5,750,000                                 $0.10



OFFERING PRICE

     All shares were offered under the terms of their individual offerings and we have received proceeds. This registration is for the resale of those Securities.

SHARES OF COMMON STOCK OUTSTANDING

As of September 30, 2000, we have 18,863,950 shares of common stock outstanding.

USE OF PROCEEDS


     The proceeds of the available and future funds will be used to continue due diligence, prospect and project assessments or associated expenses.


RISK FACTORS


     Investment in the Company involves certain general business risks and risks specifically inherent in the mineral exploration industry. As detailed elsewhere, this is a start-up company subject to federal and state regulation. This registration involves the resale of up to 9,490,000 shares of common stock of the Company and 9,750,000 shares of common stock currently represented by stock warrants. Past investors received the protection of the regulations regarding restricted securities and the inability of the holder to freely trade those securities.. With this registration, the securities will be freely tradeable and may cause a negative impact on the market if exercised and traded. See "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION


     We have not had revenues for several years and have had to expend funds in order to commence exploration and evaluation of business opportunities. We also have an accumulated deficit as a result of both the funds expended recently to explore business opportunities and from our prior mining activities in Namibia before we ceased operations. One of our expenses associated with exploration of business opportunities was $50,000 that was deposited in the escrow account of a Texas oil engineering consulting firm. The funds were an advance on expenses and fees expended for the trip to China for three weeks in July 2000. This Summary Financial Information is derived from our financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION" and "FINANCIAL STATEMENTS."


                                  RISK FACTORS

     The securities being registered involve a substantial risk. If you are considering the purchase of the Shares, you should give consideration to the following risk factors:


WE MAY NOT HAVE SUFFICIENT FUNDS TO COMPLETE THE DUE DILIGENCE ON THE PROPOSED CHINA PROJECT.

     Our only current project is the proposed China project, which has not yet been finalized. If this project fails to materialize, we will have to find a different project to enter into. There is no guarantee that an alternative project will be available. Additionally, we may have expended the majority of the funds on the evaluation of initial project and other opportunities in China and elsewhere in the world before the initial China project is finalized and, if it fails, we may have insufficient funds to pursue a new project. In either case, the business may be forced to terminate.

WE HAVE NOT RECEIVED TECHNICAL DATA NECESSARY TO PERFORM A TECHNICAL EVALUATION AND CONTINUE THE PROPOSED CHINA PROJECT.

     The due diligence on the China Project was delayed because we were awaiting technical information from the regional oil company, Wayobao Oil Company in Zichang County. Until the additional data is received, we cannot commission our oil engineering consultants to commence their technical evaluation.

THERE IS NO GUARANTEE THE YANCHANG OIL FIELD WILL HAVE RECOVERABLE RESERVES DEVELOPED THROUGH THE APPLICATION OF CURRENT WESTERN TECHNOLOGY.

     The Yanchang oil field is a large and not fully defined oil resource that has been developed utilizing older technology. We believe that, over a period of time, a concerted program of exploration and systematic production and refurbishing utilizing current Western technology may identify new resources and upgrade the existing production wells of this resource. There is no guarantee, however, that this field has the oil reserves we anticipate or that upgrading to current Western technology will increase profitability. If either of these contingencies fail, the venture will be abandoned and we may not be profitable.

OIL EXPLORATION IS A HISTORICALLY HIGH RISK BUSINESS WITH GREAT LIABILITIES ASSOCIATED WITH IT.


         The search for oil and gas has historically been marked by unprofitable efforts resulting from:


               --   the drilling of dry holes,

               -- wells which though productive, will not produce oil in sufficient quantities to return a profit,

               -- incurring substantial liabilities in excess of insurance coverage as a result of a blow-out, fire, personal injury or other casualty,

               -- pollution which might be caused by our operations could also result in liabilities and restrictions on our activities, and

               -- properties with proven production have no assurance such production can be sold at the most favorable rates or in optimum quantities.

THE PRICE OF OIL HAS BEEN VOLATILE IN THE PAST FEW YEARS AND MAY NOT REMAIN AT EXISTING LEVELS.

     In the past few years, the price of oil has been volatile. There is no assurance that in the future the price for oil will remain stable at current prices. If the price of oil decreases profitability will lessen and project economics may not continue to be valid.

     The more favorable prospects will have competition from any number of western oil exploration and development companies, who will be bidding for projects using different or proprietary technologies.

     There is competition for prospects and producing properties. We will be competing with other potential purchasers of prospects and producing properties, most of which will have greater financial resources. Due to the state of the oil and gas industry, the bidding for prospects has become particularly intense with different bidders evaluating potential acquisitions with different or proprietary technologies and pricing parameters and other criteria that result in potentially widely divergent bid prices. The presence in the market of bidders willing to pay prices higher than are supported by our evaluation criteria could further limit our ability to acquire prospects. Low or uncertain prices for properties can cause potential sellers to withhold or withdraw properties from the market. In this environment, there can be no assurance that there will be a sufficient number of suitable prospects available for acquisition by us or that we can sell or obtain financing for or participants to join in the development of prospects.

WE MAY ENCOUNTER OPERATING AND ENVIRONMENTAL HAZARDS THAT INCREASE OUR LIABILITY SUBSTANTIALLY.

     We may encounter hazards incident to the operation of oil properties, such as accidental leakage of petroleum liquids and other unforeseen conditions, if we participate in developing a well, substantial liabilities to third parties or governmental entities may be incurred. It is anticipated that customary insurance coverage will be obtained, but we could be subject to liability for pollution and other damages or may lose substantial portions of prospects or producing properties due to hazards which cannot be insured against or which have not been insured against due to prohibitive premium costs or for other reasons. Chinese governmental regulations relating to environmental matters could also increase the cost of doing business or require alteration or cessation of operations in certain areas.


WE MAY NOT BE FULLY INSURED AGAINST ALL LOSSES OR LIABILITIES WHICH MAY ARISE FROM OPERATIONS.


     We may not be insured against all losses or liabilities which may arise from operations, either because such insurance is unavailable in China or because we have elected not to purchase such insurance due to high premium costs or other reasons. We do not have any insurance in place as of the date of this registration statement.


CURRENT US FEDERAL "WINDFALL PROFITS TAX" AND POSSIBLE FUTURE TAX CHANGES INCLUDING CHINESE TAXATION AFFECTS MAY ADVERSELY AFFECT OUR PROFITS.


     US Federal and Chinese income tax laws are of particular significance to the oil and gas industry. The "windfall profits tax" adopted in 1980 reduces the profits which we may realize in the production of crude oil. Recent legislation has eroded previous benefits to oil and gas producers, and any subsequent legislation may continue this trend. There can be no assurance that the tax laws will not be changed or interpreted in the future in a manner which adversely affects us.


CHANGES IN GOVERNMENT REGULATION IN BOTH THE UNITED STATES AND CHINA MAY SUBSTANTIALLY IMPACT OUR BUSINESS.


     The oil and gas business is subject to substantial governmental regulation, including the power to limit the rates at which oil and gas are produced and to fix the prices at which oil and gas are sold. It cannot be accurately predicted whether additional legislation or regulation will be enacted or become effective. Regulations in both China and the United States will apply to us.


THE QUALITY OF THE DATA MAY IMPACT THE OIL RESERVE AND FUTURE NET REVENUES ESTIMATES AND MAY NOT PROVE TO HAVE BEEN CORRECT AFTER WE COMPILE OUR OWN DATA.

     Oil reserve estimates rely on the quality of the data and are necessarily inexact and involve matters of subjective engineering judgment. Any estimates of future net revenues and the present value of such revenues are based on past data, price and cost assumptions we have evaluated as a part of our best estimate. These estimates may not prove to have been correct over time. A further decline in oil prices may also require us to write down the value of our oil reserves.

     COMPLETION OF THE CURRENT DUE DILIGENCE MAY EXPEND OUR FUNDS AND WILL REQUIRE ADDITIONAL INVESTMENT IN ORDER TO COMMENCE THE ENHANCED OIL RECOVERY
(EOR) OR EXPLORATION ON PORTIONS OF THE CHINA PROJECT, WHICH WE MAY NOT BE ABLE TO OBTAIN.

     The China project will require substantial initial investment on our part. As a result, we will require additional investment to generate sufficient funds. There is no guarantee that these funds will be obtained. If we are not successful in raising sufficient capital, we will not be able to follow through on the due diligence, EOR or exploration segments of the project and we may have to terminate our business. In this case, investors would lose their entire investment.


INVESTORS MAY BE UNWILLING TO INVEST IN A PROJECT INVOLVING THE CHINESE GOVERNMENT.

     While we feel that China is a stable country and that the Chinese government poses no risk to the China project, potential investors may be unwilling, for moral or other reasons, to invest in a company involved with China or, more generally, with a country historically tied to the Communist party. This may impede our ability to generate sufficient funds as required for the China project, in which case we may not be able to complete the project and the business may terminate.


WE HAVE NOT COMMISSIONED ANY FORMAL MARKET STUDIES.

     In formulating our business plan, we have relied on the judgment of our officers, directors , and consultants through their experiences and acquisition of technical and business information before and during due diligence. We have not conducted any formal independent market studies concerning the demand for our proposed services, nor are any planned. The effect of the registration of the Securities has not been analyzed for its effect on our operations, our ability to obtain funds or financing, or the variations in share price due to additional shares being available for sale.

WHILE WE WERE ORGANIZED SEVERAL YEARS AGO IN 1995, WE HAVE NOT BEEN FUNCTIONING FOR THE PAST COUPLE OF YEARS.

     We were organized in 1989, but have not operated or generated any income or working capital since 1998. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event our business plan is unsuccessful. We are expanding our operations , which may or may not provide us with profits. We have not had any revenues in 1999 or 1998. We have also not been profitable at any time, having an accumulated loss of $204,929 in 1999.


SALE OF SECURITIES MAY NEGATIVELY AFFECT FUNDING ATTEMPTS BY DRIVING DOWN THE SHARE PRICE.


    The resale of the securities may make it difficult for us to obtain funding, and therefore negatively impede our operations . As of September 30, 2000, there are 18,863,950 outstanding shares of common stock. This registration will result in up to 9,750,000 additional shares of our common stock being introduced to the market if all warrants are exercised and the underlying shares of common stock sold.

     If all options, warrants and other instruments are exercised as detailed in this Registration Statement, there will be 28,613,950 shares outstanding. This will have the effect of causing a dilution of the share price of the Common Stock. This dilution may cause various potential funders and financiers to not consider us or to cause us to receive less favorable funding due to the dilution of our market value.

OUR MANAGEMENT OWNS A SUBSTANTIAL SHARE OF OUR OUTSTANDING COMMON STOCK.


     Our management currently owns 15.63% of the outstanding Common Stock, which may be sufficient to control voting. Accordingly, new shareholders may lack an effective vote with respect to the election of directors and control over other corporate matters.

WE DO NOT PLAN ON DISTRIBUTING DIVIDENDS, WHICH MAY RESULT IN A DEPRESSED SHARE PRICE AND MAY MEAN YOU HAVE NO RETURN ON YOUR INVESTMENT.

     Our Board of Directors presently intends to cause us to follow a policy of retaining earnings, if any, for the purpose of increasing our net worth and reserves. Therefore, there can be no assurance that you or other shareholders will receive any cash, stock, or other dividends on your shares of Common Stock and, therefore, you will receive no return on your investment in us unless you are able to sell your shares. Future dividends on Common Stock, if any, will depend on future earnings, financing requirements and other factors. Since the time of corporate inception we have not paid dividends to shareholders. This failure to pay dividends may result in a depressed share price.

WE ARE DEPENDENT ON OUR EXECUTIVE OFFICERS AND DO NOT HAVE EMPLOYMENT CONTRACTS WITH OUR OFFICERS.

     We are highly dependent on the services of our officers. Attracting and retaining qualified personnel is critical to our business plan. No assurances can be given that we will be able to retain or attract such qualified personnel or agents, or to implement its business plan successfully. Should we be unable to attract and retain the qualified personnel necessary, our ability to implement our business plan successfully would be limited.


YOU WILL EXPERIENCE A DILUTION IN THE MARKET VALUE OF YOUR COMMON STOCK WHEN THE SHARES BEING REGISTERED IN THIS STATEMENT BECOME AVAILABLE FOR TRADING.

     The securities currently held by investors will be subject to dilution in market value as more securities are available for trading. As detailed elsewhere in this registration statement (see "DILUTION"), if all of the securities, including those not subject to this registration statement, were to be exercised, it would result in 28,613,950 shares outstanding, as opposed to a total of 18,863,950 shares of common stock outstanding as of September 30, 2000. Even though not all of these shares will be free trading, all of them may cause the market price of our common stock to decrease.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE HAD NO REVENUES TO DATE.


     We are a development stage Company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and, although planned principal functions have commenced, there have been no significant revenues. Management's plans regarding the matters which raise doubts about our ability to continue as a going concern are disclosed in Note 1 to the financial statements. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports, proxy statements, and other information that we have filed with the Commission can be inspected at Room 1024 of the office of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, or at its Regional Offices located at Suite 1300, 7 World Trade Center, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filing made through the Electronic Data Gathering Analysis and Retrieval System are also publicly available through the Securities and Exchange Commission's Web site (http://www.sec.gov).

     Investors are cautioned that this registration statement contains certain trend analysis and other forward looking statements that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward looking statements. These statements are based on current expectations and projections about the oil, mining, and technology industry and assumptions made by management and are not guarantees of future performance. Therefore, actual events and results may differ materially from those expressed or forecasted in the forward looking statements due to factors such as the effect of changing economic conditions, material changes in currency exchange rates, conditions in the overall oil, mining, and technology market, risks associated with product demand and market acceptance risks, the impact of competitive products and pricing, delays in new product development and technological risks and other risk factors identified in our filings with the Securities and Exchange Commission.

                                 USE OF PROCEEDS


     This registration is for purposes of resale of issued shares and exercised warrants for shares only. The uses of proceeds obtained from the offerings of which these securities were a part are as disclosed in the section entitled "Description of Business," which will include continuation of due diligence and review and potential implementation of on-site work in China or other project locations. We will not receive any proceeds from the sale of the selling security holders' securities. We will receive proceeds from the exercise of warrants, as discussed elsewhere in this registration statement for a total of $117,500 if all the warrants are exercised.


                         DETERMINATION OF OFFERING PRICE


         No statement on offering price.


                                    DILUTION


     This registration statement is for the resale of identified shares and for shares underlying the identified warrants. If we assume all warrants are to be exercised and made available for sale and that our market value remains set, the introduction of additional shares to the market could have a detrimental effect on the price of the shares.

         Shares outstanding as of September 30, 2000               18,863,950
         Shares underlying warrants being registered               9,750,000
         Shares outstanding if all warrants exercised and
         the underlying shares resold                              28,613,950


     As of September 30, 2000, the net tangible book value of our common stock is $0.0121 per share. If some or all of the warrants being registered under this offering are exercised and the underlying shares are resold, there will be a substantial decrease in the net tangible book value per share of our common stock. No exact figure can be determined at this time, however, because we do not know how many of the warrantholders will exercise their warrants, of those who exercise their warrants, how many will then resell the underlying shares, how many additional shares we will have in the market at the time of the resales, or what our market value will be at that time. For example, if our market value and shares outstanding remain exactly the same and all underlying shares are resold, the net tangible book value would be $0.0079. If our market value increases, on the other hand, the net tangible book value will also increase.

     This registration is for the resale of securities; therefore, there will not be an increase in net tangible book value as a result of this prospectus. In the immediate future, the net tangible book value will remain the same. As indicated above, however, there will possibly be a decrease in the net tangible book value per share as warrants are exercised and the underlying shares are sold, although the amount of this decrease cannot be determined with any accuracy at this time.

     The dilution to be absorbed by those who purchase securities resold under this prospectus also cannot be determined at this time. We will receive no revenues from the resale of these securities, nor can we determine exactly how many shares will be repurchased under this registration. If all warrants are exercised and all shares are resold, this may have a negative impact on the market and decrease the price of our stock, especially if a large number of shares are resold at one time. For example, assuming that our capital does not change, we do not sell additional shares of stock, and that all warrants are exercised and all shares are resold, the dilution would be $0.0079 per share.


                            SELLING SECURITY HOLDERS

         The following table lists the holders the Common Stock and warrants being registered for resale:

                       Common Shares         Common Shares          Common Shares      Percentage
                       Owned Prior           Offered For            Owned After        Owned After
Name                   to Registration       Holder's Account       Registration(1)    Registration
----                   ---------------       ----------------       ----------------   ------------
Fronden Pty, Ltd       200,000               200,000                200,000            0.7%
Forrester
   Nominees Co.        500,000               500,000                500,000            1.7%
Blume Law Firm (2)     50,000                50,000                 50,000             0.17%
Lancer Resources       150,000               150,000                150,000            0.52%
Sizz Pty Ltd.          320,000               320,000                320,000            1.10%
Jelk Organization      700,000               700,000                700,000            2.4%
Bodie Investment
   Pty, Ltd.           450,000*              450,000*               450,000*           1.6%
Garzon Holdings
   Pty, Ltd.           150,000               150,000                150,000            0.52%
Woonda Nominees
   Pty, Ltd.           700,000*              700,000*               700,000*           2.4%
Banque Privee
   Edmond de
   Rothschild          900,000               900,000                900,000            3.1%
Billie J. Allred (3)   100,000               100,000                100,000            0.34%
Fairvista Pty Ltd      145,000               145,000                145,000            0.50%
Public Image Ltd       130,000               130,000                130,000            0.45%
Jennifer Riley         75,000                75,000                 75,000             0.26%
Courage Corp.          220,000               220,000                220,000            0.76%
Caldwell
   Associates Ltd      700,000*              700,000*               700,000            2.4%
New Concept
   Marketing           200,000*              200,000*               200,000*           0.70%
Ross Hannon            2,000,000*            2,000,000*             2,000,000*         7.00%
Synergie
   Communications      5,350,000*            5,350,000*             5,350,000*         18.6%
Vivienne Freeman       300,000*              300,000*               300,000*           1.00%
Doyle Resources

 Pty Ltd (4)            1,400,000*            1,400,000*             1,400,000*         4.80%
Syntek Resources (5)   3,000,000*            3,000,000*             3,000,000*         10.40%
Bulle Investments      750,000               750,000                750,000*           2.60%

Simeon J
   Investments (6)     750,000               750,000                750,000            2.60%

(1) The shares will be registered and may be sold on the open market. No arrangements for any sales have been made. (2) Blume Law Firm, P.C. is our corporate and securities counsel. (3) Billie J. Allred is our former officer and director. (4) Doyle Resources Pty Ltd is owned by Alan Doyle, president of American Southwest Holdings, Inc. (5) Syntek Resources Pty Ltd. was the company that introduced us to the Wuhan Pengling Group and received stock warrants for this introduction, as well as purchasing additional shares. (6) Simeon J Investments is a nominee holding warrants for Alan Doyle, president of American Southwest Holdings, Inc.
* Shares listed include warrants that have not yet been exercised.


                              PLAN OF DISTRIBUTION

     This registration is for the resale of securities only. After the shares have been registered, the holders will have the option, at the individual shareholder's discretion, to offer their securities for sale. The shares underlying the common stock warrants may be offered for sale by the holders after the warrants have been exercised. All sales of securities will be either in private transactions between individuals or sold through broker-dealer transactions. There would be no consideration paid in private sales, but broker-dealers may be paid a commission at their customary rates.

                                LEGAL PROCEEDINGS

     We have had no legal proceedings during the past three years.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers
--------------------------------

Name/Age                       Title
--------                       -----
Alan Doyle                     President, Secretary, Treasurer, Director
Peter Holsworth                Director
John Yellich                   Vice President
Steven Liu                     Vice President

Alan Doyle was elected to the board of directors in 1995.

ALAN DOYLE (Age 46). Mr. Doyle is an Economic Geology graduate with a post-Graduate diploma in Mineral Economics. He worked for and held senior positions with several large international resource companies prior to entering the financial services industries in the early 1980s. Mr. Doyle then worked as a mining analyst and in the corporate division for two international stockbrokers before setting up his own corporate advisory firm in 1990. He later set up the investment banking firm of Turnbull Doyle Resources Pty Ltd, which invested in various international mining projects. Subsequently, Mr. Doyle set up Doyle Capital Partners Pty Ltd as an investment banking firm. Mr. Doyle has been the President and a Director of American Southwest Holdings, Inc. since July 1995. He was also the Chairman of International Precious Metals, Inc., a Canadian corporation.

JOHN A. YELLICH (Age 56). Mr. Yellich is a Certified Professional Geologist with a degree in Geology. From 1986 to 1994, Mr. Yellich was Manager and Director of Environmental Consulting Services for Union Pacific Company, US Pollution Control, Inc. in Boulder, Colorado. Many of the projects were derived from natural resource functions. He was Manager and Director of Environmental Consulting Services for Laidlaw Environmental Services in Boulder, Colorado, from 1994 to 1997. (Laidlaw purchased that company from Union Pacific.) Many of the projects he was involved with at this company were derived from inappropriate natural resource functions, which included oil exploration and development, mining activities and rail and trucking transportation issues. From 1997 to 1999, Mr. Yellich was Vice President and Chief Executive Officer of International Precious Metals, Inc. a Canadian Corporation operating in Phoenix, Arizona. This company focused on precious metals exploration. From 1998 to the present he has been a independent consulting geologist for various clients regarding mining-related activities and an OSHA and DOT consultant on special projects. He has also conducted training classes in OSHA and DOT regulations associated with hazardous materials. Mr. Yellich has been Vice President of American Southwest Holdings since June 2000.

PETER HOLSWORTH (Age 57). Peter Holsworth is the Director of numerous private companies involved in new product development, commodity trading, telecommunications, and property development. During his business career, Mr. Holsworth has owned and managed successful businesses both in Australia and overseas. Mr. Holsworth is the founder of Syntek International Pty Ltd and has a wealth of experience and business contacts through his local and international associations. He is also a member of the Institute of Chartered Accountants of Australia. In 1995 and 1996, Mr. Holsworth was involved in major property development where he leased, developed, and subsequently sub-let an entire Sydney CBD building into retail. In 1997, Syntek began negotiations with the Chinese military in Beijing to obtain a telecommunications line into Australia. Other companies had previously been unsuccessful in obtaining such lines and forming any alliance with this government group. By 1998, Syntek had successfully completed negotiations and formed a company, Transglobal Exchange Pty Ltd, specifically for this purpose. Transglobal on-sold minutes from China to World Exchange for two years. Syntek formed a fibre optic cabling company in Sydney in July 1999 called Yost Technologies Ltd. Yost was taken over by a public company, Triton Resources Ltd, in June 2000. During the time Mr. Holsworth was the Chairman of Yost, the company had operations in

Sydney, Canberra, and Brisbane, Australia, and employed over 50 people. Mr. Holsworth also acted as a director of Sarandone Pty Ltd and as Financial Advisor to Ocean Wide Wholesalers Ptd Ltd from 1995 to 2000. These companies employ in excess of 100 staff and import products into Australia from various Asian countries.

STEVEN LIU (Age 48). Mr. Liu, originally from Beijing, China, has been based in Sydney, Australia, for the last ten years. In China, he worked for the Central Government's Department of Foreign Economics and Trade. Since arriving from China, Mr. Steven Liu has more than 10 years of experience in business ventures in China supporting private western world companies and investment groups in developing projects in paper product, power plants, building construction, import and export of chemical products, machine parts, oil and the telecommunications industry. He has consulted and provided direct business support to private companies investing in China. Since 1995, Mr Liu has been a business consultant to Syntek in support to their business development in China. Mr. Liu is on assignment to us as a consultant and is reimbursed his business expenses in support of our China prospect development.


     Mr. Doyle and Mr. Yellich were officers of International Precious Metals, Inc. when it filed for Bankruptcy under Chapter 11 of the Bankruptcy Code in Phoenix, Arizona. Case # 98- 07721-PHX-SSC was filed on June 19, 1998 and the filing was converted into a Chapter 7 on November 8, 1999.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 30, 2000, the beneficial ownership of the Company's Common Stock by each person known by us to beneficially own more than 5% of our Common Stock outstanding as of such date and by our officers and directors as a group. Except as otherwise indicated, all shares are owned directly.

(1)                  (2)                                  (3)                                       (4)
                     Name and Address of                  Amount and Nature                         Percent of
Title of Class       Beneficial Owner                     Of Beneficial Ownership                   Class(1)
--------------       ----------------                     -----------------------                   --------

Common Stock         Springbok Investments                2,000,000 shares of
                                                          Common Stock                              10.60%


Common Stock         Alan Doyle                           2,648,000 shares of
                     President, Secretary,                common stock(2)                           10.32%
                     Treasurer, Director


Common Stock         John Yellich                         1,000 shares of
                     Vice President                       common stock                              0.01%


Common Stock         Peter Holsworth                      3,000,000 shares of
                     Director                             common stock and warrants(3)              5.30%

Common Stock         Ross Hannon                          2,000,000 shares of
                     4 The Grove                          common stock and warrants (4)
                     Sydney, NSW, Australia                                                         5.30%


Common stock         Directors and Officers               6,399,000 shares                          15.63%
                     as a group (3 persons)

(1) All percentages of beneficial ownership were calculated based only upon the 18,863,950 shares outstanding as of September 30, 2000.

(2) This amount includes 750,000 shares that Mr. Doyle has a right to acquire if he chooses to exercise his warrants. The percentage of class calculation in column four indicates only shares owned and not warrants for shares.

(3) This amount includes 2,000,000 shares that can be acquired if warrants are exercised. The percentage of class calculation in column four indicates only shares owned and not warrants for shares. They are held by Syntek International Pty Ltd, of which Mr. Holsworth is President.

(4) This amount includes 1,000,000 shares that Mr. Hannon has a right to acquire if he chooses to exercise his warrants. The percentage of class calculation in column four indicates only shares owned and not warrants for shares.


                            DESCRIPTION OF SECURITIES

Common Stock
------------

     Holders of the Common Stock are entitled to one vote for each share held by them of record on the books of the Company in all matters to be voted on by the stockholders. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available, and in the event of our liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. Declaration of dividends on Common Stock is subject to the discretion of the Board of Directors and will depend upon a number of factors, including our future earnings, capital requirements, and financial condition . We have not declared dividends on our Common Stock in the past and the management currently anticipates that retained earnings, if any, in the future will be applied to our expansion and development rather than the payment of dividends.

     The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to the Common Stock.

Voting Requirements
-------------------

     The Articles of Incorporation require the approval of the holders of a majority of our voting securities for the election of directors and for certain fundamental corporate actions, such as mergers and sales of substantial assets, or for an amendment to the Articles of Incorporation.

     There exists no provision in the Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control.

Transfer Agent
--------------

     The transfer agent and registrar for the Company's Common Stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona 85251. Its telephone number is 480- 481-3940.

Shares Eligible for Future Sale
-------------------------------

     As of September 30, 2000, we had 18,863,950 shares of Common Stock outstanding. Of the 18,863,950 shares of Common Stock outstanding, 6,399,000 shares of Common Stock are beneficially held by "affiliates." All shares of Common Stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by "affiliates" as defined for purposes of the Securities Act.

     In general, under Rule 144 as currently in effect, a person who has beneficially owned "restricted" securities for at least two years, including persons who may be deemed to be "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the Common Stock then outstanding or,
(ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. A person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years would be entitled to sell such shares under Rule 144 without regard to the volume and other limitations described above.

     Prior to this registration, the Common Stock has traded on the OTC Pink Sheets under the symbol "NCMI." No prediction can be made of the effect, if any, of future public sales of "restricted" shares or the availability of "restricted" shares for sale in the public market at the market price prevailing from time to time. Nevertheless, sales of substantial amounts of our "restricted" shares in any public market that may develop could adversely affect prevailing market prices.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Blume Law Firm, P.C., our corporate and securities counsel, is the holder of 50,000 shares of common stock being registered in this Form SB-2 Registration Statement.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     We have indemnified all of our officers, directors and controlling persons against all liabilities from the sale of securities which might arise under the Securities Act of 1933 other than as stated under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to such persons pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             DESCRIPTION OF BUSINESS


     American Southwest Holdings, Inc. was incorporated in the state of Delaware on October 20, 1989, under the name of Cordon Corporation. On December 15, 1989, we merged with Cordon Corporation, a Nevada Corporation, with the Delaware entity being the surviving corporation. We later changed our name to Ameriserv Financial Corporation. We filed for bankruptcy under Chapter 11 and on April 19, 1994, the U.S. Bankruptcy Court, Northern District of Texas, issued an order closing and finalizing the bankruptcy proceedings. Under the terms of the bankruptcy, we were forced to liquidate all of our assets. The proceeds were then distributed among the creditors, thereby satisfying all of our outstanding debts. We halted operations and ceased to do business at the conclusion of the bankruptcy proceedings. We utilized a "fresh-start" accounting method in our re-organization.


     On July 14, 1995, we effected a reverse split of our $0.001 par value common stock at a ratio of one new share for every fifty old shares. This reduced the total number of shares issued and outstanding to 152,207. At this time, Alan Doyle, Peter Prentice, and Willo Stear were appointed to the Board of Directors and Paul Adams and Dave Wilson resigned as officers and directors.


     At a Special Shareholders' Meeting held on July 28, 1995, the Shareholders ratified a name change from Ameriserv Financial Corporation to Namibian Copper Mines, Inc.


     A total of 2,000,000 post-split shares and 1,000,000 warrants exercisable at US $5.00 on or before August 31, 1998, were issued to investors outside of the U.S. in reliance upon Regulation S in order to fund the earning of up to 70% of the Haib Copper Project, a copper mine located in the country of Namibia. An offering was commenced on August 21, 1995, in reliance upon Regulation S of the Securities Act of 1933, as amended, offering 3,000,000 shares of our common stock to raise additional funds for the purchase of the Haib Copper Project. A supplementary offering, also under Regulation S, was made at $3.50 per share plus one warrant for every three shares purchased. These warrants were exercisable at $3.50. All sales of the offering and supplement were to non-US residents in non-U.S. transactions. Of these shares offered, 1,325,000 were sold. In 1997, we failed to meet our commitment to fund our right to earn a seventy (70%) interest in the Haib Copper Project. As a result, the joint venture partner, Great Fitzroy Mines, N.L., gave notice to forfeit part of the interest in the project and our interest was reduced to forty-five percent (45%). In 1998, we received a further notice of forfeiture from Great Fitzroy Mines, N.L., due to our inability to meet our additional commitments. We lost our interest in the project at that time.

     Will Stear resigned from the Board of Directors on December 15, 1995, and Peter Prentice resigned from our Board of Directors in 1997. Billie J. Allred was then appointed to the Board. At this time, the Board was reduced to two members, Alan Doyle and Billie J. Allred.

     In April 1999, we commenced discussions with two Cypress firms regarding acquiring their rights to various interests and agreements with a Russian government corporation involved with diamond cutting and marketing. We proposed to enter into identical agreements with two entities formed in and operating out of Cyprus. These entities were Mosquito Mining Limited ("Mosquito") and Select Mining Limited ("Select"). Both entities are controlled by the same parties. The agreements provided options to purchase rights to strategic interests and agreements developed by Mosquito and Select with a Russian governmental company JVSC Alrosazoloto Co. Ltd. Each set of interests and agreements was to be purchased in exchange for US $3,250,000 or, at the option of each of Mosquito and Select, common shares in American Southwest Holdings. After a further period of due diligence, we decided not to proceed with the transaction as had been presented at the 1999 annual meeting.

     John A. Yellich was appointed Vice President on June 8, 2000.


     The 2000 annual meeting was held on June 9, 2000. At that meeting, the shareholders approved changing our name from Namibian Copper Mines, Inc. to American Southwest Holdings, Inc. Articles of Amendment to effect this name change were filed with the Delaware Secretary of State on June 12, 2000 and became effective on June 13, 2000. Due diligence is ongoing with the proposed China oil development and exploration prospect and we are currently studying its feasibility. At the 2000 annual meeting, the shareholders also approved the 2000 incentive stock plan. Under this plan, 1,000,000 shares of our common stock has been reserved for issuance to our officers, directors, and employees.


     On August 15, 2000, Peter Holsworth was appointed a Director and Steven Liu was named Vice President.


China Project
-------------

     We are currently investigating possible projects in the People's Republic of China. Our basic business program will evaluate the current project plus other business opportunities that have natural resource or technology functions in China as well as other parts of the world. Through our management team and business and technical consultants, we will determine if venture capital can be raised to support this opportunity. Funds will be spent to contract with specific consultants to conduct due diligence and to assess the business potential of the opportunity.

     A successful consultants recommendation will result in additional fund raising and implementation of project activities to generate cash flows for us.

     The Central Government has mandated that public and private Chinese entities will work to establish memorandums and agreements with Western interests to increase the utilization of newer western technologies. Many of the meetings with companies conducted on the business trips result in some sort of letter or memorandum of understanding, but we have not proceeded to any formal business agreement. Only those opportunities that merit further technical and business due diligence will be referenced in future documents.

     The Chinese environmental regulations are evolving and any operation would meet the minimum requirements and would strive to be consistent with the appropriate western regulations. The cost of each regulation would be a part of the evaluation being done by third parties and our management. These would be outlined at the time of any formal agreements or announcements.

     A memorandum of intent was signed by us and by Wuhan Penling Group on May 29 , 2000. This Memoradum was to memorialize the meeting and our introduction to Wuhan Pengling by Syntek and to agree to pursue mutual cooperation in identifying and discussing this and future potential business opportunities per the mandate from the Central Government. We continue to discuss various business opportunities with Wuhan Pengling and other companies in China.


     Future activities on the oil development project will involve utilizing the technical and business experience of our officers, directors and qualified technical consultants.

     Our business focus for oil field development in China is based on some of the following criteria. We have used the terms "non-Western technology" and for clarification many of the oil fields we have evaluated in China are using an earlier or "non" western technology for oil recovery or production. Many of the utilized recovery technologies were used extensively in the early history of oil production and Enhanced Oil Recovery (EOR) in the western world and are only a portion of the technologies utilized at this time. These include water flood to displace oil to the producing well, formation fracturing by sand and water gel, pumping rates, monitoring of total fluids, and documentation of water oil ratios. Newer procedures or documentation of EOR to be evaluated will include but not be limited to: compilation of all available and appropriate data in a computer data base, computer modeling of the formation data to simulate formation performance through the proposed use of various technologies, drilling fluid chemistry, well completion techniques, formation fracture techniques that will be specific to the geologic conditions, monitoring pumping performance, monitoring pore water chemistry and temperature, chemistry and pore pressure on water floods, and better monitoring of total fluids.


     The Wuhan Pengling project is located approximately 800 kilometers west-southwest of Beijing in the Shaanxi Province. There are currently only 10 producing wells in the proposed project area. We propose to drill a further 40 production wells. The investigation has been experiencing delays and we are unsure as to when this will be concluded. We will be joint venturing on this project with Wuhan Pengling Group Company Limited, a Chinese company.

     The Yanchang oil field is a large and not fully defined oil reserve that has been developed utilizing an earlier western technology. We believe that, over a period of time, a concerted program of exploration and systematic production and refurbishing that utilizes the latest Western technology will identify new resources and upgrade the existing production wells. This development is also in keeping with the recently stated policy of the Chinese Central Government in support of modernization of industry and resources in western China. We intend to undertake a further period of investigation utilizing American-based oil consultants and contractors.

     Our officers did make a second trip to China in July 2000 as a part of the due diligence to further evaluate the potential of the Shaanxi prospect of Wuhan Pengling Group and the Yanchang oil field. We continue to wait for some of the data to determine if the quality and quantity of all the information obtained on the existing oil fields is of technical value. If the data is not available, a decision will have to made as to whether there is sufficient data to justify the investment. During the same visit we did evaluate other oil opportunities but did not see a business opportunity from these prospects at this time.


     We currently have no executive offices and operate out of a business office at the offices of Vice President John Yellich in Thorton Colorado. The telephone number is (303) 475-2929. No compensation is paid for the use of this office.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION


         When used in this discussion, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to republish revised forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Overview
--------


     We are non-operational and have been since 1997. We are searching for an acquisition or business combination and will have no activity until that time.
At the same time, however, this search will require the expenditure of significant amounts of money, which must be generated from private sources due to our lack of revenue. All operations have been funded by the sale of equity under the terms of various exempt transactions.


Results of Operations
---------------------


     Revenues. We generated $0 in revenues for the three months ended September 30, 2000, versus $0 in revenues for the same period in 1999. Similarly, we generated $0 in revenues for the fiscal years ended both December 31, 1998 and 1999. To date, we have not relied on revenues for funding. We expect to derive the majority of our funding from private sources.

     General and Administrative Expenses. During the three months ended September 30, 2000, we incurred $428,045 in general and administrative expenses versus $112,853 for the same period in 1999. For the fiscal year ended December 31, 1999, we incurred $161,176 in general and administrative expenses, as opposed to $79,109 for the fiscal year ended December 31, 1998. The increased amount spent in 2000 is due to our efforts to evaluate oil, mining, and technology possibilities in China. The total cumulative expense during the development stage is $4,219,019. Management has made two trips to China to evaluate projects. Officers' and consultants' fees and expenses directly attributable to these trips, plus engineering and other consultant fees for services during this period, totaled $380,135.


     Income. There has been no income in 1999 or 2000 and only $76,794 from July 28, 1995 to the present.


     Provision for Income Taxes. As of September 30, 2000, our accumulated deficit was $12,014,161 and, as a result, there has been no provision for income taxes, nor do we anticipate needing to make such a provision at any time in the near future.

     Net Income. For the three months ended September 30, 2000, we recorded a net loss of $428,045, or $0.05 per share. The loss of $583,096 for 2000 was primarily from costs of investigation in China with pending business projects. Our net loss was $185,176 for the period ended December 31, 1999, as opposed to a net loss of $1,700,977 for the fiscal year ended December 31, 1998. We incurred significant losses in 1998 in conjunction with the Haib project, many of which were written off. These include Deferred Mineral Exploration costs in the amount of $4,466,157 that were written off. In 1997, total capitalized costs of the Haib mining property in the amount of $5,740,262 were reduced by $4,151,463 to $1,588,799 representing a 20% interest in the Haib project. Additionally, liabilities in the amount of $2,684,118 relating to the Haib project have been written off.

Liquidity and Capital Resources
-------------------------------

     As at September 30, 2000, we had a cash balance of $202,116, compared to $476 as of September 30, 1999. The amounts expended were used to bring us current and came from private funds.

     As at September 30, 2000, we had $0 in accounts receivable, compared to $0 as at September 30, 1999. We have been nonfunctioning during this time frame.

     As at September 30, 2000, we had $23,530 in accounts payable and $25,000 for the period ended September 30, 1999.


     We also have $50,000 of funds held in escrow in July 2000, which escrow balance was $0 as at September 30, 2000. These funds were held in the account of a Texas oil engineering consulting firm and were an advance on expenses and fees for the trip to China for three weeks in July 2000. The funds were expended during this trip.

     Revenues are not being generated from any oil operation at this time. Prior to any investment in oil production or exploration we will develop a low and high price formula based on the best knowledge at that time and future revenues will be assessed


     We have continued our due diligence on the China prospects and are now waiting on the arrival of additional data to complete the initial review. Very little work is being done and additional working capital will be required to complete the due diligence. The cash on hand will fund the Company for six months. The Company will need additional funds during the next twelve months. Our future funding requirements will depend on numerous factors. These factors include our ability to receive additional funding to meet our reporting obligations and identifying some form of acquisition or business combination.

     We may raise additional funds through private or public equity investment in order to expand the range and scope of our business operations. We may seek access to the private or public equity but there is no assurance that such additional funds will be available for us to finance its operations on acceptable terms, if at all.

     In the past few years, the price of oil has been volatile. There is no assurance that in the future the price for oil will remain stabile at current prices. Assuming we go forward with the China project, our revenues will be directly impacted by the price of oil and our profitability may decrease if the price of oil goes down.

     We may have to expend substantial funds before the China project is finalized. This project may fail or we may be unable to find sufficient funds to finalize the project. If this happens, we will have to find a different project to enter into, which may not be available and which we may not have sufficient funds to pursue.

                             DESCRIPTION OF PROPERTY

     We once had offices in Namibia, Australia, and Mesa, Arizona. These offices were all closed when we became inactive in 1997. We currently operate out of the office of John Yellich in Thornton, Colorado. We do not pay rent for the use of the premises.

     We do not own any investments or interests in real property. There are no plans in place for us to make any investments.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     During the past two years, none of our officers or directors have been an interested party to any contract or other transaction between us and a third party. Certain of our officers and directors, however, have received stock and warrants for services instead of cash compensation. These transactions are as follows:

     1. Billie J. Allred, former officer, and director, received 100,000 shares of stock in exchange for providing us with accounting services.

     2. Alan Doyle, President and director, has received 2,648,000 shares of stock and stock warrants for his services.

     3. John Yellich, Vice President, has received 1,000 shares of stock for his services.

     4. Peter Holsworth, Director, has received 2,000,000 warrants for shares of stock for his services through his company, Syntek Resources. Syntek has also purchased 1,000,000 shares of stock.



              MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

Market Information
------------------


     Our common stock trades on the OTC Bulletin Board under the symbol ASWT. The following table sets forth the high and low sale price information for the periods indicated:


                                                          High                   Low
                                                          ----                   ---
October-December 2000                                     $0.150                 $0.070
July-September 2000                                       $0.375                 $0.070
April-June 2000                                           $0.625                 $0.100
January-March 2000                                        $0.040                 $0.070
October-December 1999                                     $0.110                 $0.070
July-September 1999                                       $0.300                 $0.130
April-June 1999                                           $0.562                 $0.040
January-March 1999                                        $0.093                 $0.030
October-December 1998                                     $0.093                 $0.025
July-September 1998                                       $0.218                 $0.093
April-June 1998                                           $0.312                 $0.125
January-March 1998                                        $0.312                 $0.187
October-December 1997                                     $0.500                 $0.125
July-September 1997                                       $0.437                 $0.187
April-June 1997                                           $2.125                 $0.875
January-March 1997                                        $3.00                  $1.125


     This registration statement will allow up to 9,750,000 warrants for shares of our common stock currently held by security holders as warrants for shares to be introduced onto the market, and will also allow up to 9,490,000 shares currently held by security holders to be resold on the market. This may have a materially adverse effect on the market price of the shares.


Holders
-------


     As of October 10, 2000 there were approximately 364 stockholders of record of our Common Stock


Dividend Policy
---------------

     We have never paid a dividend and do not anticipate paying any dividends in the foreseeable future. It is the present policy of the Board of Directors to retain our earnings, if any, for the development of our business.

                             EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------


                                                                              Long-Term Compensation Awards
                                                                              -----------------------------

                          Annual Compensation                              Awards                          Payouts
                          -------------------                              ------                          -------
(a)                       (b)    (c)       (d)       (e)              (f)         (g)           (h)        (i)
                                                     Other            Restricted  Securities
Name and Principal                                   Annual           Stock       Underlying    LTIP       All Other
Position                  Year   Salary($) Bonus($)  Compensation($)  Award(s)    Options/SARs  Payouts($) Compensation
--------                  ----   --------- --------  ---------------  --------    ------------  ---------- ------------
Alan Doyle                2000   -0-       -0-       $15,000          2,648,000*  -0-           -0-        -0-
President, Secretary,     1999   -0-       -0-       -0-              -0-         -0-           -0-        -0-
Treasurer, Director       1998   -0-       -0-       -0-              -0-         -0-           -0-        -0-

                          1997   -0-       -0-       -0-              -0-         -0-           -0-        -0-

John Yellich,             2000   -0-       -0-       -0-              1,000       -0-           -0-        -0-
  Vice President
Steven Liu,               2000   -0-       -0-       -0-              -0-         -0-           -0-        -0-
  Vice President
Peter Holsworth, Director 2000   -0-       -0-       -0-              3,000,000** -0-           -0-        -0-

* The securities issued to Mr. Doyle for services rendered includes both stock and warrants.

** These securities were issued to Syntek International Pty Ltd, of which Mr. Holsworth is President, and include 2,000,000 warrants for shares of common stock and 1,000,000 shares of stock.

Option/SAR Grants to Officers and Directors in Last Fiscal Year
---------------------------------------------------------------

                                        Percent of total options/
                     Options/SARs       SARs granted to employees        Exercise or
Name                 Granted (#)        in fiscal year                   base price ($/Sh)       Expiration Date
----                 -----------        --------------                   -----------------       ---------------

NONE



Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
--------------------------------------------------------------------------------

                     Shares Acquired                 Number of unexercised
                     on exercise (#)                 options/SARs at            Value of unexercised
                     exercisable/       Value        FY-end (#)                 exercisable/in-the-money options/SARs
Name                 unexercisable      realized ($) unexercisable              at FY-end ($)
----                 -------------      ------------ -------------              -------------
NONE

Directors' Compensation
-----------------------


     Directors received no compensation for each meeting attended except for out-of-pocket expenses. Mr. Holsworth's company, Syntek International Pty Ltd., received 3,000,000 shares and warrants for shares of common stock for services rendered outside the scope of Mr. Holsworth's duties on the Board of Directors. Mr. Doyle received fees as cash of $15,000 on September 29, 2000 and also received 750,000 warrants.

                              FINANCIAL STATEMENTS


                      ASHWORTH, MITCHELL, BRAZELTON, PLLC
                               4225 N. BROWN AVE.
                              SCOTTSDALE, AZ 85251




To the Board of Directors and Stockholders

American Southwestern Holdings, Inc., formerly Namibian Copper Mines, Inc, (a development stage company).

We have  compiled  the  accompanying  balance  sheet  of  American  Southwestern
Holdings, Inc., formerly Namibian Copper Mines, Inc.(a development state company) as of September 30, 2000, and the related statements of income and retained earnings and cash flows for the period then ended, in accordance with standards established by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and accordingly do not express an opinion or any other form of assurance on them.

/s/ Ashworth, Mitchell, Brazelton, P.L.L.C.
 Scottsdale, AZ
October 18, 2000

                        AMERICAN SOUTHWEST HOLDINGS, INC.
                     (Formerly Namibian Copper Mines, Inc.)
                          (A Development Stage Company)
                                  BALANCE SHEET

                    September 30, 2000 and September 30, 1999


                                     ASSETS

                                                 September 30,     September 30,
                                                 2000              1999
                                                 ----              ----
CURRENT ASSETS
   Cash                                          $  202,116        $    476
                                                 ----------        --------

             Total Current Assets                   202,116             476

DEFERRED MINERAL EXPLORATION COSTS


OTHER ASSETS
   Organization Costs, net

                                                                     24,000

   Deposits and other assets
                                                    ---------        ------

   Net other assets

                                                      -              24,000
                                                 ---------           ------

   Total Assets                                  $  202,116        $ 24,476
                                                 ==========        ========




   The accompanying notes are an integral part of these financial statements.

                        AMERICAN SOUTHWEST HOLDINGS, INC.
                     (Formerly Namibian Copper Mines, Inc.)
                          (A Development Stage Company)

                                  BALANCE SHEET

                    September 30, 2000 and September 30, 1999

                                  LIABILITIES

                                                              September 30,     September 30,
                                                              2000              1999
                                                              ----              ----

CURRENT LIABILITIES

   Accounts Payable                                           $         8,530   $      25,000
   Notes Payable
   Interest Payable

                                                              ---------------   -------------

             Total Current Liabilities                                  8,530          25,000

STOCKHOLDER'S EQUITY (DEFICIT)
   Common stock-authorized, 100,000,000 shares at
    $.001 par value; issued and outstanding, 10,943,950
    shares in 1999 and 18,863,950 in 2000                              18,864          10,944
   Paid in Capital                                                 12,188,882      11,329,802
   Deficit accumulated during the development stage               (11,431,065)    (11,194,666)
   Current Income (Loss)                                             (583,096)       (146,606)
                                                                     --------        --------

             Total Stockholder's Equity                               193,585             (526)
                                                                      -------             ----

             Total liabilities and stockholder's equity       $       202,116   $       24,474
                                                              ===============   ==============







    The accompanying notes are an integral part of these financial statements

                        AMERICAN SOUTHWEST HOLDINGS, INC.
                     (Formerly Namibian Copper Mines, Inc.)
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                Sept. 30, 2000, and Sept. 30, 1999 and cumulative


                                                                                                                   Period from
                                                               Cumulative                                          July 28, 1995
                                                               during           Quarter Ending   Quarter Ending    through
                                                               development      September 30,    September 30,     30-Jun
                                                               stage            2000             1999              2000
                                                               -----            ----             ----              ----
     Revenue
            Miscellaneous Income                               $     76,794     $     -                            $       76,794

     Expenses
            General and Administrative                            4,219,019         428,045         112,853             3,790,974
            Organizational Costs                                    120,000                          14,000               120,000
            Loss on Disposition of Misc Assets                         -                             19,753
               Restatement of prior year expenses resulting
                from write-off of liabilities on the
                Hiab Project                                       (266,135)                                             (266,135)
               Write-down of Hiab mining properties, net          3,477,840                                             3,477,840
               Loss of Disposal of Equipment                         19,753                          19,753                19,753
               Write-off of exploration and development
                costs on the Hiab Projects                        4,466,157                                             4,466,157
            Depreciation                                             61,465                                                61,465
                                                                      -----     -----------      ----------                 -----

               Total expenses                                    12,098,099         428,045         146,606            11,670,054

               Loss from development stage operations           (12,021,305)       (428,045)       (146,606)          (11,593,260)

               Interest Income                                        7,144                                                 7,144
                                                                      -----     -----------      ----------                 -----

               Net (loss)                                      $(12,014,161)    $  (428,045)     $ (146,606)       $  (11,586,116)
                                                               ============     ===========      ==========        ==============

               Net (loss) per share                            $      (0.92)    $     (0.03)     $    (0.02)       $        (1.04)
                                                               ============     ===========      ==========        ==============

               Weighted average shares                           13,090,051      13,090,051       9,233,508            11,121,542
                                                                 ==========      ==========       =========            ==========


    The accompanying notes are an integral part of these financial statements

                        AMERICAN SOUTHWEST HOLDINGS, INC.
                     (Formerly Namibian Copper Mines, Inc.)
                          (A Development Stage Company)
                       STATEMENTS OF STOCKHOLDER'S EQUITY

                    September 30, 2000 and September 30, 1999


                                                                                                         Deficit
                                                                                                         Accumulated
                                                                           Additional      Common        During The
                                                     Common Stock          Paid-in         Stock         Development
                                                Shares         Amount      Capital         Subscribed    Stage          Total
                                                ------         ------      -------         ----------    -----          -----
Balance at July 28, 1995                           30,367      $      30   $               $             $              $       30

Shares issued  for services rendered            2,000,000          2,000          74,202                                     76,202
Shares issued  for cash                         2,967,493          2,967         441,747                                     44,714
Shares subscribed - 145,000 shares @ $3.50                       507,500                                                    507,500
Net Loss                                                                                                      (879,868)    (879,868)
                                                ----------     ----------    -----------   -----------    -------------  ----------
Balance at December 31, 1995                    4,997,860      $   4,997   $     515,949   $    507,500  $    (879,868) $  148,578

Issuance of subscribed shares                     145,000            145         507,355      (507,500)

Shares issued for cash
         604,900 shares @ $3.50                   604,900            605       2,116,545                                  2,117,150
         490,200 shares @ $5.00                   490,200            491       2,450,509                                  2,451,000

Shares subscribed at $3.50
         For cash - 85,000 shares                                                297,500                                    297,500
         For mining properties
            1,000,000 shares                                                   3,500,000                                  3,500,000

         Net Loss                                                                                           (2,327,161)  (2,327,161)
                                                ----------     ----------    -----------   -----------    -------------  ----------

Balance at December 31, 1996                    6,237,960      $   6,238   $   5,590,358   $ 3,797,500   $  (3,207,029) $ 6,187,067

Issuance of subscribed shares                   1,085,000          1,085       3,796,415    (3,797,500)

Shares issued for cash
         370,000 shares at $2.50                  370,000            370         924,630                                    925,000
Shares issued for services
         498,000 shares at $.93                   498,000            498         463,183                                    463,681

Net (loss)                                                                                                  (6,286,760)  (6,286,760)
                                                ----------     ----------    -----------   -----------    -------------  ----------
Balance at December 31, 1997                    8,190,960      $   8,191   $  10,774,586   $  -          $  (9,493,789) $ 1,288,988


    The accompanying notes are an integral part of these financial statements

                        AMERICAN SOUTHWEST HOLDINGS, INC.
                      (Formerly Namibian Copper Mines, Inc.
                         (A Developmental Stage Company)
                  STATEMENTS OF STOCKHOLDER'S EQUITY-CONTINUED

                    September 30, 2000 and September 30, 1999


                                                                                                         Deficit
                                                                                                         Accumulated
                                                                           Additional      Common        During The
                                                     Common Stock          Paid-in         Stock         Development
                                                Shares         Amount      Capital         Subscribed    Stage          Total
                                                ------         ------      -------         ----------    -----          -----
Balance at December 31, 1997                     8,190,960     $   8,191   $10,774,586     $    -        $ (9,493,789)  $ 1,288,988

Issuance of shares for conversion
  of debt at $.44                                1,072,990         1,073       468,897                        469,970

Net (loss)                                                                                   (1,700,877)   (1,700,877)
                                                 ----------      -------   -----------       -----------   ----------       --------

Balance at December 31, 1998                     9,263,950     $   9,264   $11,243,483         -         $(11,194,666)  $    58,081

Shares issued for cash
     900,000 at $.02                               900,000           900        17,100                                       18,000

Shares issued for services
     100,000 shares at $.02                        100,000           100         1,900                                        2,000

Shares issued for cash
     680,000 shares at $.10                        680,000           680        67,320                                       68,000

Net Loss                                                                                                     (236,399)     (236,399)
                                                 ----------      -------   -----------       -----------   ----------       --------

Balance at December 31, 1999                    10,943,950        10,944    11,329,803         -          (11,431,065)      (90,318)

Shares issued for services
     900,000 shares at $.10                        900,000           900        89,100                                       90,000

Shares issued for cash
     1,520,000 shares at $.10                    1,520,000         1,520       150,480                                      152,000

Net Loss                                                                                                     (155,051)     (155,051)
                                                 ----------      -------   -----------       -----------   ----------       --------

Balance at June 30, 2000                        13,363,950        13,364    11,569,383         -          (11,586,116)       (3,369)
                                                ----------        ------    ----------       -----------  -----------        ------


    The accompanying notes are an integral part of these financial statements

                        AMERICAN SOUTHWEST HOLDINGS, INC.
                     (Formerly Namibian Copper Mines, Inc.)
                          (A Development Stage Company)
                  STATEMENTS OF STOCKHOLDER'S EQUITY-CONTINUED

                    September 30, 2000 and September 30, 1999




                                                                                                         Deficit
                                                                                                         Accumulated
                                                                           Additional      Common        During The
                                                     Common Stock          Paid-in         Stock         Development
                                                Shares         Amount      Capital         Subscribed    Stage          Total
                                                ------         ------      -------         ----------    -----          -----
Shares issued for services
     1,500,000 at $0.15 per share                1,500,000     $   1,500   $   223,500                                  $   225,000

Shares issued for cash
     4,000,000 at $0.10                          4,000,000     $   4,000   $   396,000                                  $   400,000

Net Loss                                                                                                 $   (428,045)  $  (428,045)
                                                ----------        ------    ----------       -----------  -----------        ------

Balance at September 30, 2000                   18,863,950     $  18,864   $12,188,883                   $(12,014,161)  $   193,585
                                                ==========     =========   ===========       =========== ============   ===========



    The accompanying notes are an integral part of these financial statements

                    AMERICAN SOUTHWEST HOLDINGS, INC.
                   (FORMERLY NAMIBIAN COPPER MINES, INC.)
                      (A Development Stage Company)

                         STATEMENT OF CASH FLOWS

                  September 30, 2000 and September 30, 1999 and cumulative


                                                                                                                     Period from
                                                            Cumulative                                               July 28, 1995
                                                            During          Quarter Ending     Quarter Ending        through
                                                            Development     September 30,      September 30,         30-Jun
                                                            stage           2000               1999                  2000
                                                            -----           ----               ----                  ----
Cash flows from operating activities
   Net (loss)                                               $(11,943,689)   $   (428,045)      $   (122,604)         $  (11,554,488)
   Adjustments to reconcile net loss to net
    used in operating activities:
      Services paid by common stock                                                                                          76,202
      Depreciation                                               136,004                                                     61,464
      Decrease in accounts receivable                              2,422                                                        760
      Amortization of organizational costs                       120,000                             14,000                 120,000
      Loss or (gain) on Asset Sales                              (19,753)                                                   (19,753)
      Decrease (increase) in deposits and other assets           (60,760)                                                      (760)
      Increase (decrease) in accounts payable                   (917,373)                                                  (888,863)
      Increase (decrease) in notes payable                    (1,696,722)                                                (1,696,722)
      Increase (decrease) in interest payable                      7,113                                                      7,113
                                                                   -----        ---------         ----------                  -----

   Net cash (used) by operating activities                   (14,372,758)       (428,045)          (108,604)            (13,895,047)
                                                             -----------        --------           --------             -----------

Cash flows from investing activities
   Write-off of exploration costs                              4,466,157                                                  4,466,157
   Write-off of machinery & office eqpt                           28,049                                                     28,049
   Purchase of property and equipment                           (931,920)                            19,752                (931,920)
   Expenditures on mineral exploration costs                  (3,283,917)                                                (3,283,917)
   Write down of mining properties                             5,654,010                                                  5,654,010
                                                               ---------        ----------          --------              ---------

   Net cash (used) by investing activities                     5,932,379              -              19,752               5,932,379
                                                               ---------                             ------               ---------

Cash flows from financing activities
   Sales of common stock                                       7,837,496         385,000             88,000               7,212,496
   Common stock subscriptions received                           805,000

   Net cash provided by financing activities                   8,642,495         385,000             88,000                805,000
                                                               ---------         -------             ------                -------

   Net increase (decrease) in cash                               202,116         (43,045)                                      212

   Cash at the beginning of period                                 -               5,162                328
                                                             -----------           -----                ---              ---------

   Cash at end of period                                    $    202,116    $    (37,883)      $        328          $         212
                                                            ============    ============       ============          =============


    The accompanying notes are an integral part of these financial statements

                        AMERICAN SOUTHWEST HOLDINGS, INC.
                     (Formerly Namibian Copper Mines, Inc.)
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000

     Namibian Copper Mines, Inc. (the "Company") is a mineral exploration and development company whose sole purpose is to explore and develop the Haib Copper Project in Namibia, Africa.

     The Company was incorporated in the state of Delaware on October 20, 1989, under the name of Cordon Corporation and subsequently changed its name to Ameriserv Financial Corporation ("Ameriserv"). On April 19, 1994, bankruptcy proceedings for Ameriserv were finalized in the US Bankruptcy Court, Northern District of Texas. Under the terms of the reorganization plan, Ameriserv was forced to liquidate all of its assets and the proceeds were distributed amount the creditors, thereby satisfying all of Ameriserv's outstanding debts. Ameriserv ceased operations at the conclusion of the bankruptcy proceedings.

     At a special shareholders meeting held on July 28, 1995, shareholders ratified the name change of the company from Ameriserv to Namibian copper Mines, Inc. The shareholders also approved the Company entering into a Farm-In Agreement with Great Fitzroy Mines NL of Australia in order to earn a 70% equity in the Haib Agreements, the Company undertook a reverse split on the basis of 50:1 which reduced the shares held by the pre-bankruptcy shareholders to 30,367.

     In July 1995, a private placement of the Company's common stock was undertaken in order to fund preliminary work on the Haib Copper Project, provide working capital to the Company, and to enable the company to undertake more substantial capital raising in the future. Seed capital was raised which resulted in 2,967,493 fully paid shares being issued. As compensation for services rendered in conjunction with the private placement, the Company issued 1,502,000 shares to two entities; such shares were recorded at their par value.

     The Company issued Peter Prentice and Alan Doyle, directors of the Company, 249,000 fully paid shares each as compensation for services rendered; such shares were recorded at the private placement price of $0.15 per share, with a corresponding charge to expenses.

     The Company is party to an agreement (the "Swanson Agreement") to acquire the mining claims owned by Mr. Swanson's company, Haib Copper Co. (Pty) Limited. The total purchase consideration is $3,780,000 subject to CPI indexation. Installments totaling

                       American Southwest Holdings, Inc..
                     (Formerly Namibian Copper Mines, Inc.)
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                               September 30, 2000

$427,000 has been paid to Mr. Swanson. The Swanson Agreement entitled the Company to explore the claims and carry out mining to obtain bulk samples. When the Company defaulted on their Farm-in Agreement, their interests in the Swanson Agreement transferred to Great Fitzroy Mines, their joint-venture partner.

     At the Annual Stockholder's Meeting, held June 9, 2000, in Phoenix, Arizona, the stockholders agreed to change the name of the Corporation to American Southwest Holdings, Inc., and gave the Board of Directors authority to pursue negotiations and discussions for a joint venture in Zichang County of Shaanxi Province and other areas in the Republic of China regarding oil and gas exploration in their country.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method
-----------------

         The Company's financial statements are prepared using United States generally accepted accounting principles with a fiscal year ending December 31.

Deferred Mineral Exploration Costs and Mineral Properties
---------------------------------------------------------

         Costs of acquisition and development relating to the Haib Project are capitalized on an area of interest basis.

Depreciation
------------

         Depreciation is computed on a straight-line basis over an estimated service life of five years.

Income Taxes
------------

         The Company has a net operating loss of approximately $11,000,000, which may be carried forward to reduce taxable income in future years through 2011. Because of the loss, no current provision for income taxes has been recorded for the year ended December 31, 1999.

Foreign Currency Transactions
-----------------------------

         Monetary assets and liabilities in foreign exchange currencies have been translated into United States dollars at the exchange rates prevailing at the balance sheet date. Other assets and liabilities, revenue and expenses arising from foreign currency transactions have been translated at the exchange rate prevailing at the date of the transaction. Gains and losses arising from these translation policies are included in income.

                       American Southwest Holdings, Inc..
                     (Formerly Namibian Copper Mines, Inc.)
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                               September 30, 2000

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued)

Use of Estimates
----------------

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Estimated Fair Value Information
--------------------------------

     Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure about Fair Value of Financial Instruments" requires disclosure of the estimated fair value of an entity's financial instrument assets and liabilities, as defined, regardless of whether recognized in the financial statements of the reporting entity. The fair value information does not purport to represent the aggregate net fair value of the Company.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

         Cash
         ----

         The carrying value amount approximates fair value.

         Notes Payable
         -------------

         Fair value can not be determined due to the Company's lack of credit history.

                                    American Southwest Holdings, Inc..
                                  (Formerly Namibian Copper Mines, Inc.)
                                      (A Development Stage Company)

                                NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                            September 30, 2000

NOTE C- DEVELOPMENT STAGE AND GOING CONCERN

     Since July 28, 1995, the Company has been in the development stage and its principal activities have consisted of raising capital, obtaining property or exploration rights and conducting exploratory operations in anticipation of completing a feasibility study on the Haib Copper Project.

     The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenue from mining operations and, at December 31, 1997, has accumulated a deficit from its operating activities and has incurred substantial obligations. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, and achieving satisfactory levels of profitable operations. The financial statements include adjustments resulting from the default on the Farm-In Agreement with Great Fitzroy Mines NL and the write-down of assets relating to the Haib Project. It is unlikely the Company will continue in the mining industry.

     In April 1999, the Company commenced discussions with two Cypress firms regarding acquiring their rights to various interests and agreements with a Russian government corporation involved with diamond cutting and marketing. The Company proposed to enter into identical agreements with two entities formed in and operating out of the island nation of Cyprus. These entities were Mosquito Mining Limited ("Mosquito") and Select Mining Limited ("Select"). Both entities are controlled by the same parties.

     The agreements were options to purchase rights to strategic interests and agreements developed by Mosquito and Select with the Russian governmental company JVSC Alrosazoloto Co. Ltd. Each set of interests and agreements was to be purchased in exchange for US $3,250,000 or, at the option of each of Mosquito and Select, common shares in the Company. The Company was to be able to exercise its right to the interests and agreements at any time within 120 days of signing each agreement at its discretion if certain conditions were met.

     A shareholder's meeting was held on August 2, 1999. At this meeting, the shareholders approved the proposed agreements. Members authorized a corporate name change, and an 8:1 rollback of the Company's common stock subject to a 120 due diligence period.

     After a further period of due diligence, the company decided not to proceed with the transaction as had been presented at the annual meeting.

                       American Southwest Holdings, Inc..
                     (Formerly Namibian Copper Mines, Inc.)
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                               September 30, 2000

NOTE C - DEVELOPMENT STAGE AND GOING CONCERN (CONTINUED)

     Discussions have been held with various firms during the first quarter of 2000, in regards to selling the shares of the company. These discussions have not been advantageous to the Company, and no discussions are currently in process.

     Currently the Company is engaged in the due diligence process regarding a possible project in the People's Republic of China. A letter of intent has been signed between the parties. The project is located approximately 800 KM west-southwest of Beijing in the Shaanxi Province. This project entails drilling 40 production wells in the oil fields, where reserves are estimated at 90 million tons of oil. The Company will be joint venturing with Wuhan Pengling Group Company, Limited, and would be entering into a contract with the county government of Zichang in the Shaanxi Province. The Company would have the right to drill 300 well in the onshore Yanchang field in the Zichang County, which has estimated reserves approximating 560 million barrels of oil and unspecified amounts of gas. The company will receive 80% equity in these 300 wells for the full expenditure which will be recouped out of production. The Company will also have the right to refurbish up to 2,000 of the existing government wells, with a right of equity participation in these wells. There will also be exploration rights over certain areas not previously explored in the Zichang County, which encompasses part of the Yanchang oil field.

NOTE D - DEFAULT ON FARM-IN AGREEMENT

     During 1997, the Company was unable to raise sufficient funds for the continued development of the Haib Project. As a result, the Company has defaulted on its Farm-In Agreement with Great Fitzroy Mines NL to earn an 80% interest in the Haib project. At December 31, 1997, the following adjustments and write-downs were made to reduce assets to their expected net realizable value.

     Deferred Mineral Exploration costs in the amount of $4,887,852 were written off.

     In 1997, total capitalized costs of the Haib mining property in the amount of $5,740,262 were reduced by $4,151,463 to $1,588,799 representing a 20%
interest in the Haib project.

     Liabilities in the amount of $2,684,118 relating to the Haib project have been written off.

     Prior year expenses resulting from the write-off liabilities in the amount of $266,136 have been restated (reduced).

     Effective December 31, 1998, additional write-offs of $1,588,788 were made resulting in the Company owning no residual interest in the Haib Project.

     In 1999, the Company determined that it needed to write off all its remaining fixed assets, as they we no longer owned by the Company. All machinery and office equipment were removed from the balance sheet and the loss on the disposition of these assets were noted. Expenses were recorded for the purpose of getting the Company ready to re-register its stock on the NASD Bulletin Board. The Company has successfully completed the filing of its financial information with the SEC. Accordingly, the Company is in compliance with the new NASD OTC Bulletin Board eligibility rules for continued quotation as a fully reporting company.

NOTE E - WARRANTS

     At December 31, 1999, the Company had no outstanding warrants to be redeemed.

                      ASHWORTH, MITCHELL, BRAZELTON, PLLC
                               4225 N. BROWN AVE.

                              SCOTTSDALE, AZ 85251

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


Board of Directors
Namibian Copper Mines, Inc.

We have audited the accompanying balance sheet of Namibian Copper Mines, Inc., as of December 31, 1999, and December 31, 1998, and the related statements of operations retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company?s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Namibian Copper Mines, Inc., as of December 31, 1999 and December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note C of the financial statements this company is still in its development stage, and the statements are prepared based upon the assumption that the company will continue as a going concern. The company is still in the exploration/feasibility stage of its development and is not yet generating revenue, and as shown in the financial statements, has incurred losses in its development stage. The financial statements do not include any adjustments relating to the outcome of this situation.

/s/ Ashworth, Mitchell, Braselton P.L.L.C.
Scottsdale, Arizona
March 13, 2000

                           NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                           December 31, 1999 and 1998

                                     ASSETS

                                                         1999              1998
                                                         ----              ----
CURRENT ASSETS
     Cash                                                $    212          $       328

DEFERRED MINERAL EXPLORATION COSTS

PROPERTY AND EQUIPMENT (AT COST)
     Mining properties (Haib Project)
     Roads
     Machinery and equipment                                                    31,014
     Furniture, fixtures and office equipment                                   16,788
                                                           -------              ------

     Total property and equipment                                               47,803

     Less accumulated depreciation                                             (28,050)
                                                           --------             -------

     Net property and equipment                                                 19,753

OTHER ASSETS
     Organization Costs, net                                   -                38,000
     Deposits and other assets
                                                           --------             -------

     Net other assets                                          -                38,000
                                                           --------             -------

     Total Assets                                        $    212          $    58,081
                                                         ========          ===========


   The accompanying notes are an integral part of these financial statements.

                           NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                           December 31, 1999 and 1998

                                   LIABILITIES

                                                         1999              1998
                                                         ----              ----
CURRENT LIABILITIES
     Accounts Payable                                    $      90,530     $
     Notes Payable
     Interest Payable
                                                           --------             -------

          Total Current Liabilities                             90,530         -

STOCKHOLDER'S EQUITY
     Common stock-authorized, 100,000,000 shares at
      $.001 par value; issued and outstanding, 8,190,960
      shares in 1997 and 6,237,960 in 1996                      10,944             9,264
     Paid in Capital                                        11,329,803        11,243,483
     Common stock subscribed - 1,085,000 shares in 1996
     Deficit accumulated during the development stage      (11,431,065)      (11,194,666)
                                                           -----------       -----------

          Total Stockholder's Equity                           (90,318)           58,081
                                                              --------            ------

          Total liabilities and stockholder's equity     $         212     $      58,081
                                                         =============     =============


                           NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                           December 31, 1999 and 1998


                                                                                                 Period from
                                                              Cumulative                         July 28, 1995
                                                              during            Year ended       through
                                                              development       December 31,     December 31,
                                                              stage             1999             1998
                                                              -----             ----             ----
Revenue
     Miscellaneous Income                                     $      76,794     $       -        $     76,794

Expenses
     General and Administrative                                   3,635,923           178,646       3,457,277
     Organizational Costs                                           120,000            38,000          82,000
     Restatement of prior year expenses resulting
      from write-off of liabilities on the Hiab Project            (266,135)                         (266,135)
     Write-down of Hiab mining properties, net                    3,477,840                         3,477,840
     Loss of Disposal of Equipment                                   19,753            19,753
     Write-off of exploration and development costs                    -
      on the Hiab Project                                         4,466,157                         4,466,157
     Depreciation                                                    61,465                            61,465
                                                                     ------           -------          ------

          Total expenses                                         11,515,003           236,399      11,278,604

     Loss from development stage operations                     (11,438,209)         (236,399)    (11,201,810)

                                                                        -
     Interest Income                                                  7,144                             7,144
                                                                      -----          --------           -----

     Net (loss)                                               $ (11,431,065)    $    (236,399)   $(11,194,666)
                                                              =============     =============    ============

     Net (loss) per share                                     $       (1.21)    $       (0.02)   $      (1.62)
                                                              =============     =============    ============

     Weighted average shares                                      9,443,508        10,103,950       6,917,520
                                                                  =========        ==========       =========



The  accompanying  notes  are  an  integral  part  of  these statements.

                           NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                           December 31, 1999 and 1998

                                                                                                         Deficit
                                                                                                         Accumulated
                                                                           Additional      Common        During The
                                                     Common Stock          Paid-in         Stock         Development
                                                Shares         Amount      Capital         Subscribed    Stage          Total
                                                ------         ------      -------         ----------    -----          -----
Balance at July 28, 1995                            30,367     $     30    $               $             $              $        30

Shares issued for services rendered              2,000,000        2,000         74,202                                       76,202
Shares issued for cash                           2,967,493        2,967        441,747                                      444,714
Shares subscribed - 145,000 shares @ $3.50                                                      507,500                     507,500
Net Loss                                                                                                    (879,868)      (879,868)
                                                 ----------     -------      ---------        ---------   -----------    -----------

Balance at December 31, 1995                     4,997,860     $  4,997    $   515,949     $    507,500  $  (879,868)   $   148,578

Issuance of subscribed shares                      145,000          145        507,355         (507,500)

Shares issued for cash
     604,900 shares @ $3.50                        604,900          605      2,116,545                                    2,117,150
                 490,200 shares @ $5.00            490,200          491      2,450,509                                    2,451,000

Shares subscribed at $3.50
     For cash - 85,000 shares                                                                   297,500                     297,500
     For mining properties
      1,000,000 shares                                                                        3,500,000                   3,500,000

     Net Loss                                                                                             (2,327,161)    (2,327,161)
                                                 ----------     -------      ---------        ---------   -----------    -----------

Balance at December 31, 1996                     6,237,960     $  6,238    $ 5,590,358     $  3,797,500  $(3,207,029)   $ 6,187,067

     Issuance of subscribed shares               1,085,000        1,085      3,796,415       (3,797,500)

Shares issued for cash
     370,000 shares at $2.50                       370,000          370        924,630                                      925,000
Shares issued for services
     498,000 shares at $.93                        498,000          498        463,183                                      463,681

Net (loss)                                                                                                (6,286,760)    (6,286,760)
                                                 ----------     -------      ---------        ---------   -----------    -----------

Balance at December 31, 1997                     8,190,960     $  8,191    $10,774,586     $    -        $(9,493,789)   $ 1,288,988


    The accompanying notes are an integral part of these financial statements

                           NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)
                  STATEMENTS OF STOCKHOLDER'S EQUITY-CONTINUED
                        December 31, 1999, 1998 and 1997

                                                                                                         Deficit
                                                                                                         Accumulated
                                                                           Additional      Common        During The
                                                     Common Stock          Paid-in         Stock         Development
                                                Shares         Amount      Capital         Subscribed    Stage          Total
                                                ------         ------      -------         ----------    -----          -----
Balance at December 31, 1997                     8,190,960     $  8,191    $10,774,586     $  -          $ (9,493,789)  $ 1,288,988

Issuance of shares for conversion
 of debt at $.44                                 1,072,990        1,073        468,897                                      469,970

Net (loss)                                                                                                 (1,700,877)   (1,700,877)
                                                 ----------     -------      ---------        ---------   -----------    -----------

Balance at December 31, 1998                     9,263,950     $  9,264    $11,243,483          -        $(11,194,666)  $    58,081

Shares issued for cash
     900,000 at $.02                               900,000          900         17,100                                       18,000

Shares issued for services
     100,000 shares at $.02                        100,000          100          1,900                                        2,000

Shares issued for cash
     680,000 shares at $.10                        680,000          680         67,320                                       68,000

Net Loss                                                                                                     (236,399)     (236,399)
                                                 ----------     -------      ---------        ---------   -----------    -----------

Balance at December 31, 1999                    10,943,950       10,944     11,329,803           -        (11,431,065)      (90,318)
                                                ==========       ======     ==========        ========    ===========       =======

    The accompanying notes are an integral part of these financial statements

                           NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                           December 31, 1999 and 1998

                                                                                                 Period from
                                                              Cumulative                         July 28, 1995
                                                              during            Year ended       through
                                                              development       December 31,     December 31,
                                                              stage             1999             1998
                                                              -----             ----             ----
Cash flows from operating activities
     Net (loss)                                               $ (11,431,065)    $   (236,399)    $ (11,194,664)
     Adjustments to reconcile net loss to net
       used in operating activities:
          Services paid by common stock                              76,202                             76,202
          Depreciation                                               61,464                             61,464
          Decrease in accounts receivable                               760                                760
          Amortization of organizational costs                      120,000           38,000            82,000
          Loss or (gain) on Asset Sales                             (19,753)         (19,753)
          Decrease (increase) in deposits and other assets             (760)                              (760)
          Increase (decrease) in accounts payable                  (824,903)          91,008          (915,911)
          Increase (decrease) in notes payable                   (1,696,722)                        (1,696,722)
          Increase (decrease) in interest payable                     7,113                              7,113
                                                                      -----           ------             -----

     Net cash (used) by operating activities                    (13,707,663)        (127,145)      (13,580,518)
                                                                -----------         --------       -----------

     Cash flows from investing activities
          Write-off of exploration costs                          4,466,157                          4,466,157
          Write-off of machinery & office eqpt                       28,049           28,049
          Purchase of property and equipment                       (931,920)                          (931,920)
          Expenditures on mineral exploration costs              (3,283,917)                        (3,283,917)
          Write down of mining properties                         5,654,010                          5,654,010
                                                                -----------         --------       -----------

          Net cash (used) by investing activities                 5,932,379           28,049         5,904,330
                                                                  ---------           ------         ---------

Cash flows from financing activities
          Sales of common stock                                   6,970,496           98,980         6,871,516
          Common stock subscriptions received                       805,000                            805,000
                                                                -----------         --------       -----------

          Net cash provided by financing activities               7,775,496           98,980         7,676,516
                                                                  ---------           ------         ---------

          Net increase (decrease) in cash                               212             (116)              328

          Cash at the beginning of period                                                328               328
                                                                  ---------           ------         ---------

          Cash at end of period                               $         212     $        212     $         656
                                                              =============     ============     =============

                          NAMIBIAN COPPER MINES, INC.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1999

     Namibian copper Mines, Inc. (the "Company") is a mineral exploration and development company whose sole purpose is to explore and develop the Haib Copper Project in Namibia, Africa.

     The Company was incorporated in the state of Delaware on October 20, 1989, under the name of Cordon Corporation and subsequently changed its name to Ameriserv Financial Corporation ("Ameriserv"). On April 19, 1994, bankruptcy proceedings for Ameriserv were finalized in the US Bankruptcy Court, Northern District of Texas. Under the terms of the reorganization plan, Ameriserv was forced to liquidate all of its assets and the proceeds were distributed amount the creditors, thereby satisfying all of Ameriserv's outstanding debts. Ameriserv ceased operations at the conclusion of the bankruptcy proceedings.

     At a special shareholders meeting held on July 28, 1995, shareholders ratified the name change of the company from Ameriserv to Namibian copper Mines, Inc. The shareholders also approved the Company entering into a Farm-In Agreement with Great Fitzroy Mines NL of Australia in order to earn a 70% equity in the Haib Agreements, the Company undertook a reverse split on the basis of 50:1 which reduced the shares held by the pre-bankruptcy shareholders to 30,367.

     In July 1995, a private placement of the Company's common stock was undertaken in order to fund preliminary work on the Haib Copper Project, provide working capital to the Company, and to enable the company to undertake more substantial capital raising in the future. Seed capital was raised which resulted in 2,967,493 fully paid shares being issued. As compensation for services rendered in conjunction with the private placement, the Company issued 1,502,000 shares to two entities; such shares were recorded at their par value.

     The Company issued Peter Prentice and Alan Doyle, directors of the Company, 249,000 fully paid shares each as compensation for services rendered; such shares were recorded at the private placement price of $0.15 per share, with a corresponding charge to expenses.

     The Company is party to an agreement (the "Swanson Agreement") to acquire the mining claims owned by Mr. Swanson's company, Haib Copper Co. (Pty) Limited. The total purchase consideration is $3,780,000 subject to CPI indexation. Installments totaling

                          NAMIBIAN COPPER MINES, INC.
                         (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS -- CON'T
                               December 31, 1999


$427,000 has been paid to Mr. Swanson. The Swanson Agreement entitled the Company to explore the claims and carry out mining to obtain bulk samples. When the Company defaulted on their Farm-in Agreement, their interests in the Swanson Agreement transferred to Great Fitzroy Mines, their joint-venture partner.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method
-----------------

     The Company's financial statements are prepared using United States generally accepted accounting principles with a fiscal year ending December 31.

Deferred Mineral Exploration Costs and Mineral Properties
---------------------------------------------------------

     Costs of acquisition and development relating to the Haib Project are capitalized on an area of interest basis.

Depreciation
------------

     Depreciation is computed on a straight-line basis over an estimated service life of five years.

Income Taxes
------------

     The Company has a net operating loss of approximately $11,000,000, which may be carried forward to reduce taxable income in future years through 2011. Because of the loss, no current provision for income taxes has been recorded for the year ended December 31, 1998.

Foreign Currency Transactions
-----------------------------

     Monetary assets and liabilities in foreign exchange currencies have been translated into United States dollars at the exchange rates prevailing at the balance sheet date. Other assets and liabilities, revenue and expenses arising from foreign currency transactions have been translated at the exchange rate prevailing at the date of the transaction. Gains and losses arising from these translation policies are included in income.

Use of Estimates
----------------

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions

                          NAMIBIAN COPPER MINES, INC.
                         (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS -- CON'T
                               December 31, 1999


NOTE B  SUMMARY OF SIGNIFICIANT ACCOUNTING POLICIES CONTINUED


that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Estimated Fair Value Information
--------------------------------

     Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure about Fair Value of Financial Instruments" requires disclosure of the estimated fair value of an entity's financial instrument assets and liabilities, as defined, regardless of whether recognized in the financial statements of the reporting entity. The fair value information does not purport to represent the aggregate net fair value of the Company.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

         Cash
         ----

              The carrying value amount approximates fair value.

         Notes Payable
         -------------

              Fair value can not be determined due to the Company's lack of credit history.

NOTE C- DEVELOPMENT STAGE AND GOING CONCERN

     Since July 28, 1995, the Company has been in the development stage and its principal activities have consisted of raising capital, obtaining property or exploration rights and conducting exploratory operations in anticipation of completing a feasibility study on the Haib Copper Project.

     The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenue from mining operations and, at December 31, 1997, has accumulated a deficit from its operating activities and has incurred substantial obligations. Continuation of the Company as a going concern is dependent upon, among other

                          NAMIBIAN COPPER MINES, INC.
                         (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS -- CON'T
                               December 31, 1999

NOTE C  DEVELOPMENT STAGE AND GOING CONCERN  CONTINUED

things, obtaining additional capital, and achieving satisfactory levels of profitable operations. The financial statements include adjustments resulting from the default on the Farm-In Agreement with Great Fitzroy Mines NL and the write-down of assets relating to the Haib Project. It is unlikely the Company will continue in the mining industry.

     In April 1999, the Company commenced discussions with two Cypress firms regarding acquiring their rights to various interests and agreements with a Russian government corporation involved with diamond cutting and marketing. The Company proposed to enter into identical agreements with two entities formed in and operating out of the island nation of Cyprus. These entities were Mosquito Mining Limited ("Mosquito") and Select Mining Limited ("Select"). Both entities are controlled by the same parties.

     The agreements were options to purchase rights to strategic interests and agreements developed by Mosquito and Select with the Russian governmental company JVSC Alrosazoloto Co. Ltd. Each set of interests and agreements was to be purchased in exchange for US $3,250,000 or, at the option of each of Mosquito and Select, common shares in the Company. The Company was to be able to exercise its right to the interests and agreements at any time within 120 days of signing each agreement at its discretion if certain conditions were met.

     A shareholder's meeting was held on August 2, 1999. At this meeting, the shareholders approved the proposed agreements. Members authorized a corporate name change, and an 8:1 rollback of the Company's common stock subject to a 120 due diligence period.

     After a further period of due diligence, the company decided not to proceed with The transaction as had been presented at the annual meeting.

NOTE D  DEFAULT ON FARM-IN AGREEMENT

     During 1997, the Company was unable to raise sufficient funds for the continued development of the Haib Project. As a result, the Company has defaulted on its Farm-In Agreement with Great Fitzroy Mines NL to earn an 80% interest in the Haib project. At December 31, 1997, the following adjustments and write-downs were made to reduce assets to their expected net realizable value.

     Deferred Mineral Exploration costs in the amount of $4,466,157Note were written off.

                          NAMIBIAN COPPER MINES, INC.
                         (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS -- CON'T
                               December 31, 1999

NOTE D  DEFAULT ON FARM-IN AGREEMENT  CONTINUED

     In 1997, total capitalized costs of the Haib mining property in the amount of $5,740,262 were reduced by $4,151,463 to $1,588,799 representing a 20%
interest in the Haib project.

     Liabilities in the amount of $2,684,118 relating to the Haib project have been written off.

     Prior year expenses resulting from the write-off liabilities in the amount of $266,136 have been restated (reduced).

     Effective December 31, 1998, additional write-offs of $1,588,788 were made resulting in the Company owning no residual interest in the Haib Project.

     In 1999, the Company determined that it needed to write off all its remaining fixed assets, as they we no longer owned by the Company. All machinery and office equipment were removed from the balance sheet and the loss on the disposition of these assets were noted. Expenses were recorded for the purpose of getting the Company ready to re-register its stock on the NASD Bulletin Board. The Company has successfully completed the filing of its financial information with the SEC. Accordingly, the Company is in compliance with the new NASD OTC Bulletin Board eligibility rules for continued quotation as a fully reporting company.

NOTE E  WARRANTS

     At December 31, 1999, the Company had no outstanding warrants to be redeemed.

NOTE F - OTHER ISSUES

     In accordance with AICPA Statement of Position (SOP) 98-5, start up costs were expensed completely at the end of 1999. This SOP was effective for all fiscal years beginning after December 15, 1998. The entire remaining balance of the organizational costs were written off as of December 31, 1999.

     The restatement of prior period expenses was made when the liabilities were written off on the Hiab project. These were expenses that had been accrued in conjunction with these liabilities.

                            EXPERTS AND LEGAL MATTERS

     Legal matters pertaining to this registration statement will be passed upon for the Company by Gary R. Blume, Esq., Blume Law Firm , P.C., 11811 North Tatum Boulevard, Suite 1025, Phoenix, Arizona 85028.


     Our financial statements for the years ended December 31, 1999 and 1998 appearing in this Form SB-2 Registration Statement have been audited by Ashworth, Mitchell, Brazelton, PLLC, independent auditors. The interim period ending September 30, 2000, was compiled by them from information furnished by us. These financial statements are set forth in a report titled "Financial Statements" appearing elsewhere in this prospectus and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The Company has had no change of Accountants or disagreements with its Accountants since 1996.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


     We have indemnified all officers, directors and controlling persons against all liabilities from the sale of securities which might arise under the Securities Act of 1933 other than as stated under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to such persons pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the Registration Statement are as follows:


         Transfer Agent:                $3,000
         Legal and Accounting:          $28,000
         Registration Fees:             $560.74
                                        -------
         TOTAL                          $31,560.74
                                        ==========




                     RECENT SALES OF UNREGISTERED SECURITIES


     Beginning April 1, 1999, we sold a total of 900,000 shares of our common stock pursuant to a Regulation S offering to one individual accredited investor residing off-shore. The total offering price was $18,000, or $0.02 per share. The funds from this offering were used for working capital. The offering was closed on April 30 , 1999 with all shares sold.

     On April 4, 1999 we issued 100,000 shares of common stock to a single individual, Mr. Billie J. Allred, in exchange for accounting services rendered. This stock was issued in reliance on Rule 4(2). The issuance price was $0.02 per share for a total of $2,000.

     From October 1, 1999 to October 22, 1999,we sold a further 570,000 shares of our common stock pursuant to a Regulation S offering to four (4) individual accredited investors residing off-shore. The total offering price was $57,000, or $0.10 per share. The funds from this offering were used for working capital.

     On October 26, 1999, we issued 900,000 shares of common stock to four (4) individuals in exchange for services and payables rendered. The entities who received the shares were: Fronden Pty, Ltd. (200,000 shares), Forrester Nominees Co. (500,000 shares), Blume Law Firm, P.C. (50,000 shares), and Lancer Resources (150,000 shares). This stock was issued in reliance on Rule 4(2). The issuance price was $0.10 per share for a total of $90,000.

     We sold 1,520,000 shares of our common stock for operating capital beginning on February 25, 2000. These shares were issued to five (5) accredited investors residing off-shore and were issued under a Regulation S offering. The offering price was $0.10 per share for a total offering of $152,000. The offering was closed on March 18, 2000.

     An offering was commenced on May 8, 2000 for a total of 4,000,000 shares and 4,000,000 warrants for shares of common stock under Regulation S. Of these, 2,400,000 shares and warrants were sold to seven (7) accredited investors on May 8, 2000 and 1,600,000 shares and warrants were sold on September 19, 2000 to five (5) off-shore investors. The offering was a price of $0.15 per share for a total offering of $400,000. The warrants are exercisable at $0.15 per share for total additional funds of $400,000, assuming all warrants are exercised. The funds from this offering were used for working capital, as will any future proceeds generated from the exercise of warrants.

     On August 1, 2000, 1,500,000 shares of common stock were issued to two (2) individuals, Alan Doyle and Derek Satterthwaite, in exchange for services rendered at an issuance price of $0.15 per share for a total of $225,000. This stock was issued in reliance on Rule 4(2).

     We sold 1,520,000 shares of our common stock for operating capital beginning on February 25, 2000. These shares were issued to five (5) accredited investors residing off-shore and were issued under a Regulation S offering. The offering price was $0.10 per share for a total offering of $152,000. The offering was closed on March 18, 2000.

     An offering was commenced on May 8, 2000 for a total of 4,000,000 shares and 4,000,000 warrants for shares of common stock under Regulation S. Of these, 2,400,000 shares and warrants were sold to seven (7) off-shore investors on May 8, 2000 and 1,600,000 shares and warrants were sold on September 19, 2000 to five (5) off-shore investors. The offering was a price of $0.10 per share for a total offering of $400,000. The warrants are exercisable at $0.15 per share for total additional funds of $600,000, assuming all warrants are exercised. The funds from this offering were used for working capital, as will any future proceeds generated from the exercise of warrants.

     On August 1, 2000, 1,500,000 shares of common stock were issued to two (2) individuals, Alan Doyle and Derek Satterthwaite, in exchange for services rendered at an issuance price of $0.15 per share for a total of $225,000. This stock was issued in reliance on Rule 4(2).


                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                     Exhibit           Description
                     -------           -----------

                      3.               Articles of Incorporation and Bylaws
                           3a.         Articles of Incorporation and Amendments*
                           3b.         Bylaws

                     10.               Material Contracts

                           10a.        Memorandum Between Wuhan Pengling Group
                                         Co., Ltd. And Australia SYNTEX
                                         International Ltd. dated May 29, 2000**

                  23.                  Consent of Experts and Counsel
                           23a.        Consent of Independent Auditor
                           23b.        Consent of Counsel


* Filed with previous  amendment to Form SB-2 or with original filing.
** Filed with Form 8-K on June 16, 2000 and incorporated herein by reference.


                                  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The issuer will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, to reflect in the prospectus any facts or events which represent a fundamental change in the information in the registration statement and to include any additional or changed material information on the plan of distribution.

     For determining liability under the Securities Act, the issuer will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     The issuer will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized to sign in the City of Sydney, State of New South Wales, Australia.


                                               AMERICAN SOUTHWEST HOLDINGS, INC.

                                               By /s/ Alan Doyle
                                               -----------------
                                               Alan Doyle, President and CEO

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary R. Blume, Esq. as true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file it, with all exhibits to it, and other documents in connection with it, with the Securities and Exchange Commission, granting to the attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, by their signatures below ratifying and confirming all that the attorneys-in-fact or their or his substitute or substitutes, may lawfully do or cause to be done by virtue on this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Alan Doyle                                                       01/XX/2001
--------------                                                       ----------
Alan Doyle          President, Secretary, Treasurer, Director        Date

/s/ Peter Holsworth                                                  01/XX/2001
-------------------                                                  ----------
Peter Holsworth     Director                                         Date

/s/ John Yellich                                                     01/XX/2001
----------------                                                     ----------
John Yellich        Vice President                                   Date

/s/ Steven Liu                                                       01/XX/2001
----------------                                                     ----------
Steven Liu          Vice President                                   Date